UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2019 (December 13, 2019)

Granite Point Mortgage Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A	New York,	NY	10036
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

JPMorgan Repurchase Facility Amendment

On December 13, 2019, GP Commercial JPM LLC (formerly known as TH Commercial JPM LLC), a wholly-owned subsidiary of the Granite Point Mortgage Trust Inc. (the “Company”), entered into an amendment (the “JPMorgan Amendment”) to that certain previously disclosed Uncommitted Master Repurchase Agreement, dated as of December 3, 2015, with JPMorgan Chase Bank, National Association. The JPMorgan Amendment increases the maximum facility amount to $450 million.

The foregoing description of the JPMorgan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the JPMorgan Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Amendments to Guaranties

Previously, certain indirect subsidiaries of the Company entered into master repurchase agreements, as the same have been or may be further amended, modified and/or restated from time to time, with each of Morgan Stanley Bank, N.A., JPMorgan Chase Bank, National Association, Goldman Sachs Bank USA, Citibank, N.A. and Wells Fargo Bank, National Association. In connection with each repurchase agreement, the Company entered into a limited guaranty in which the Company guarantees all payment and performance obligations of the seller under the applicable repurchase agreement.

On December 17, 2019, the Company entered into an amendment to each limited guaranty to amend, among other things, the debt-to-assets ratio from no greater than 75% (with certain exceptions) to no greater than 77.5% (with certain exceptions).

As amended, the obligations of the Company under each limited guaranty continue, and all terms, covenants and provisions of each limited guaranty are ratified and confirmed and remain in full force and effect.

The foregoing description of the guaranties does not purport to be complete and is qualified in its entirety by reference to the full text of the guaranties which are filed herewith as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 4 to Master Repurchase Agreement, dated as of December 13, 2019, by and between JPMorgan Chase Bank, National Association, and GP Commercial JPM LLC, and acknowledged and agreed to by Granite Point Mortgage Trust Inc.

10.2	First Amendment to Guaranty, dated as of December 17, 2019, by Granite Point Mortgage Trust Inc. in favor of Morgan Stanley Bank, N.A.
10.3	First Amendment to Amended and Restated Guarantee Agreement, dated as of December 17, 2019, by Granite Point Mortgage Trust Inc. in favor of JPMorgan Chase Bank, National Association.
10.4	First Amendment to Guarantee Agreement, dated as of December 17, 2019, by Granite Point Mortgage Trust Inc. in favor of Goldman Sachs Bank USA.
10.5	First Amendment to Guaranty, dated as of December 17, 2019, by Granite Point Mortgage Trust Inc. in favor of Citibank, N.A.
10.6	First Amendment to Guarantee Agreement, dated as of December 17, 2019, by Granite Point Mortgage Trust Inc. in favor of Wells Fargo Bank, National Association.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

	By:	/s/ REBECCA B. SANDBERG
Rebecca B. Sandberg
General Counsel and Secretary

Date: December 18, 2019